UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2009

SIERRA VENTURES, INC.
(Exact name of registrant as specified in its charter)

Wyoming	333-146675	26-0665441
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1685 H Street, Number 155, Blaine, Washington 98230
(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code: (888) 755-9766

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included under Item 3.02 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

Effective December 29, 2009, we entered into subscription agreements with two offshore investors whereby we issued an aggregate of 50,000 shares of common stock, at a purchase price of $0.40 per share, in a non-brokered private placement. The offer and sale of the shares, occurred outside of the United States. The form of subscription agreement is attached as exhibit 10.1 to this current report on Form 8-K.

We issued the securities to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

No advertising or general solicitation was employed in offering the securities.

The securities issued in the non-brokered private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	Form of Private Placement subscription agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA VENTURES, INC.

Per:

/s/ Ken Liebscher
Ken Liebscher
President, Chief Executive Officer, Secretary, Treasurer and Director
December 29, 2009